REGISTRATION RIGHTS AGREEMENT
          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 4, 2007, is entered into by and between Brookfield Infrastructure Partners L.P., a Bermuda exempted limited partnership (including its successors, the “Partnership”), and Brookfield Asset Management Inc. (including its Affiliates other than the Partnership and its subsidiaries, “Brookfield”).
RECITALS
          WHEREAS, the Partnership desires to provide the Holders (as defined herein) with the registration rights specified in this Agreement with respect to Registrable Units (as defined herein) on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Definitions. The following terms shall have the meanings set forth in this Section 1.1:
          “Affiliate” means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such person, or is under common Control of a third person. “Control” means the control of one person of another person in accordance with the following: a person (“A”) controls another person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of beneficial ownership of a majority of the voting interests in B or where B is an investment fund consortium or the like however structured, and A acts as asset manager, fund manager or comparable position with respect to B.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.
          “Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.
          “Holder” means (i) Brookfield and (ii) any direct or indirect transferee of Brookfield who shall become a party to this Agreement in accordance with Section 2.9 and has agreed in writing to be bound by the terms of this Agreement.

          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
          “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registrable Units” means the Units owned by Holders, together with any securities owned by Holders issued with respect to such Units by way of dividend or split or in connection with a combination of units, recapitalization, merger, consolidation, amalgamation or other reorganization; provided, however, that Units that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Units.
          “Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Units included in any Demand Registration or Shelf Registration.
          “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.
          “Units” means limited partnership units of the Partnership.
     1.2 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Adverse Effect	Section 2.1.5
Advice	Section 2.6
Agreement	Introductory Paragraph
Demand Registration	Section 2.1.1(a)
Demanding Unitholders	Section 2.1.1(a)
Demand Request	Section 2.1.1(a)
Brookfield	Introductory Paragraph
Inspectors	Section 2.5(xiii)
IPO	Recitals
NYSE	Section 2.7
Partnership	Introductory Paragraph
Piggyback Registration	Section 2.2.1
Records	Section 2.5(xiii)
Required Filing Date	Section 2.1.1(b)
Seller Affiliates	Section 2.8.1
Shelf Registration	Section 2.1.2

Term	Section
Spin-off	Recitals
Spin-off Registration Statement	Recitals
Suspension Notice	Section 2.6
Units	Recitals
     1.3 Rules of Construction. Unless the context otherwise requires
     (1) a term has the meaning assigned to it;
     (2) “or” is not exclusive;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) provisions apply to successive events and transactions; and
     (5) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
REGISTRATION RIGHTS
     2.1 Demand Registration.
          2.1.1 Request for Registration.
               (a) Commencing on the date hereof, Brookfield shall have the right to require the Partnership to file a registration statement on Form F-1 or F-3 or any similar or successor to such forms under the Securities Act for a public offering of all or part of its or their Registrable Units (a “Demand Registration”), by delivering to the Partnership written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Units are to be included in such registration (collectively, the “Demanding Unitholders”), specifying the number of each such Demanding Unitholder’s Registrable Units to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).
               (b) Each Demand Request shall specify the aggregate number of Registrable Units proposed to be sold. Subject to Section 2.1.6, the Partnership shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

     (i) the Partnership shall not be obligated to file a registration statement in respect of a Demand Registration pursuant to Section 2.1.1(a) within [sixty (60) days] after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2; and
     (ii) the Partnership shall not be obligated to file a registration statement in respect of a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Units with a market value that is equal to at least [ [ ] as of the date of such Demand Request].
          2.1.2 Shelf Registration. With respect to any Demand Registration, the Requesting Holders may request the Partnership to effect a registration of the Registrable Units under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”).
          2.1.3 Selection of Underwriters. At the request of Brookfield, the offering of Registrable Units pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. Brookfield shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Partnership, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Units on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of Registrable Units to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Units, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Units pursuant to such registration.
          2.1.4 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Partnership shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Partnership within twenty (20) days of their receipt of the Partnership’s notice, to elect to include in such Demand Registration such portion of their Registrable Units as they may request. All Holders requesting to have their Registrable Units included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1.
          2.1.5 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Partnership) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Units proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Units of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Units requested to be included in such registration by each such Requesting Holder.
          2.1.6 Deferral of Filing. The Partnership may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than ninety (90) days after the Required Filing Date if (i) at the time the Partnership receives the Demand Request, the Partnership is engaged in confidential negotiations or other confidential activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the general partner of the Partnership determines in good faith that such disclosure would be materially detrimental to the Partnership and its unitholders, or (ii) prior to receiving the Demand Request, the Partnership had determined to effect a registered underwritten public offering of the Partnership’s securities for the Partnership’s account and the Partnership had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed, otherwise become publicly known, or are terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Partnership’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, the Partnership shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to Brookfield a certificate signed by an officer of the Partnership stating that the Partnership is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, Brookfield may withdraw such Demand Request by giving notice to the Partnership; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Partnership may defer the filing of a particular registration statement pursuant to this Section 2.1.6 only once.

     2.2 Piggyback Registrations.
          2.2.1 Right to Piggyback. Each time the Partnership proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Partnership or the account of any securityholder of the Partnership) (a “Piggyback Registration”), the Partnership shall give prompt written notice to each Holder of Registrable Units (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of the Partnership’s registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Units in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Units included in such registration statement shall so advise the Partnership in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Partnership. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Units in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Partnership of such withdrawal. Subject to Section 2.2.2 below, the Partnership shall include in such registration statement all such Registrable Units so requested to be included therein; provided, however, that the Partnership may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.
          2.2.2 Priority on Piggyback Registrations.
               (a) If a Piggyback Registration is an underwritten offering, and if the managing underwriter advises the Partnership that the inclusion of Registrable Units requested to be included in the Registration Statement would cause an Adverse Effect, the Partnership shall include in such registration statement (i) first, the securities the Partnership proposes to sell, (ii) second, the Registrable Units requested to be included in such registration, pro rata among the Holders of such Registrable Units on the basis of the number of Registrable Units owned by each such Holder, and (iii) third, any other securities requested to be included in such registration. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Units in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Units in such registration statement.
               (b) No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Units on the basis provided in any underwriting arrangements approved by the Partnership and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of Registrable Units to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Units, and the liability of each such Holder will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Units pursuant to such registration.
     2.3 SEC Form F-3. The Partnership shall use its reasonable best efforts to cause Demand Registrations to be registered on Form F-3 (or any successor form) once the Partnership becomes eligible to use Form F-3, and if the Partnership is not then eligible under the Securities Act to use Form F-3, Demand Registrations shall be registered on the form for which the Partnership then qualifies. The Partnership shall use its reasonable best efforts to become eligible to use Form F-3 and, after becoming eligible to use Form F-3, shall use its reasonable best efforts to remain so eligible.
     2.4 Holdback Agreements.
               (a) The Partnership shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90)-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form F-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.
               (b) If any Holders of Registrable Units notify the Partnership in writing that they intend to effect an underwritten sale of Units on a specified date registered pursuant to a Shelf Registration pursuant to Article 2 hereof, the Partnership shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven (7) days prior to and during the ninety (90)-day period beginning on the date specified in such notice, except pursuant to registrations on Form F-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.
               (c) Provided the Partnership has complied with Section 2.2, each Holder agrees, in the event of an underwritten offering by the Partnership (whether for the account of the Partnership or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Units, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the seven (7) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

     2.5 Registration Procedures. Whenever Brookfield has requested that any Registrable Units be registered pursuant to this Agreement, the Partnership will use its reasonable best efforts to effect the registration and the sale of such Registrable Units in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Partnership will as expeditiously as possible:
     (i) prepare and file with the SEC, pursuant to Section 2.1.1(b) with respect to any Demand Registration, subject to Section 2.3, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Units and use its reasonable best efforts to cause such registration statement to become effective; provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Partnership will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Partnership will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;
     (ii) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
     (iii) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Units subject thereto for a period ending on the earlier of (x) twenty four (24) months after the effective date of such registration statement and (y) the date on which all the Registrable Units subject thereto have been sold pursuant to such registration statement;
     (iv) furnish to each seller of Registrable Units and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Units owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the Securities Act and applicable state securities laws, the Partnership consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Units covered by the registration statement of which such prospectus, amendment or supplement is a part);
     (v) use its reasonable best efforts to register or qualify such Registrable Units under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Units may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Units owned by such seller in such jurisdictions (provided, however, that the Partnership will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);
     (vi) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Units under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Units, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (vii) permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Partnership, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Partnership in writing, which in the reasonable judgment of such Holder and its counsel should be included;
     (viii) make reasonably available personnel, as selected by the Holders of a majority of the Registrable Units included in such registration, for assistance in the selling effort relating to the Registrable Units covered by such registration, including, but not limited to, the participation of such members of the Partnership’s management in road show presentations;
     (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Partnership’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Partnership’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Partnership timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;
     (x) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Units being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Units to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
     (xi) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;
     (xii) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Partnership’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
     (xiii) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Partnership (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Partnership’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Partnership shall not be required to provide any information under this subparagraph (xiii) if (A) the Partnership believes, after consultation with counsel for the Partnership, that to do so would cause the Partnership to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Partnership has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Partnership reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (B) such Holder of Registrable Units requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Units agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Partnership and allow the Partnership, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
     (xiv) furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Partnership, and (B) a comfort letter or comfort letters from the Partnership’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;
     (xv) cause the Registrable Units included in any registration statement to be listed on the New York Stock Exchange (the “NYSE”);

     (xvi) provide a transfer agent and registrar for all Registrable Units registered hereunder;
     (xvii) cooperate with each seller and each underwriter participating in the disposition of such Registrable Units and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”);
     (xviii) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;
     (xix) notify each seller of Registrable Units promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
     (xx) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and
     (xxi) advise each seller of such Registrable Units, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
     2.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Units that, upon receipt of any notice (a “Suspension Notice”) from the Partnership of the happening of any event of the kind described in Section 2.5(vi)(C) such Holder will forthwith discontinue disposition of Registrable Units until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Partnership, such Holder will deliver to the Partnership all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Units current at the time of receipt of such notice. In the event the Partnership shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(ii) and 2.5(iii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Units covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Partnership shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

     2.7 Registration Expenses. All fees and expenses incident to any registration including, without limitation, the Partnership’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Units), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Units and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Units, fees and expenses of counsel for the Partnership and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Partnership in connection with such registration, and the fees and expenses of other persons retained by the Partnership, will be borne by the Partnership (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Units will be borne by the Holders pro rata on the basis of the number of Units so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.
     2.8 Indemnification.
          2.8.1 The Partnership agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Units, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, issuer free writing prospectus (as such term is defined in Rule 433 of the Securities Act) or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Partnership by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Partnership has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.
          2.8.2 In connection with any registration statement in which a seller of Registrable Units is participating, each such seller will furnish to the Partnership in writing such information and affidavits as the Partnership reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Partnership and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls the Partnership (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Units, and the liability of each such seller of Registrable Units will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Units pursuant to such registration statement; provided, however, that such seller of Registrable Units shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Partnership information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Partnership.
          2.8.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (Z) such counsel has been retained due to a conflict as described below. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability on the part of such indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
          2.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section

2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Units exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Units. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Units registered by them and not joint.
            If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.
            2.8.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
     2.9 Transfer of Registration Rights. The rights of each Holder under this Agreement may, in the Holder’s sole discretion, be assigned, in whole or in part, to any direct or indirect transferee of all or any portion of such Holder’s Registerable Units who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. For greater clarity, in the case of a transfer of less than all of such Holder’s Registerable Units, no such assignment will limit or otherwise impair the transferor’s rights under this Agreement.
     2.10 Rule 144. The Partnership will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Partnership is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as any of the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Units without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Partnership will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by an officer, stating (a) the Partnership’s name, address and telephone number (including area code), (b) the Partnership’s Internal Revenue Service identification number, (c) the Partnership’s SEC file number, (d) the number of Units outstanding as shown by the most recent report or statement published by the Partnership, and (e) whether the Partnership has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

     2.11 Preservation of Rights. The Partnership will not directly or indirectly (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.
ARTICLE 3
TERMINATION
     3.1 Termination. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Unit when: (a) a registration statement with respect to the sale of such Units (or other securities) shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Units (or other securities) shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Units (or other securities) shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Partnership and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Units (or other securities) shall have ceased to be outstanding or (e) in the case of Registrable Units held by a Holder that is not Brookfield or any Affiliate thereof, such Holder holds less than three percent (3%) of the then outstanding Registrable Units and such Registrable Units are eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision). The Partnership shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Units then outstanding.
ARTICLE 4
MISCELLANEOUS
     4.1 Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth business day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

     If to the Partnership:
Brookfield Infrastructure Partners L.P.
Canon’s Court,
22 Victoria Street
Hamilton, HM 12, Bermuda
Facsimile: 441-292-8666
Attention: James Keyes
     with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: 212-310-8007
Attention: Joshua Robinson, Esq.
     If to Brookfield:
Brookfield Asset Management Inc.
Suite 300, Brookfield Place
181 Bay Street
Toronto, Ontario, Canada
M5J 2T3
Facsimile: 416-365-9642
Attention: Joseph Freedman
     If to any other Holder, the address indicated for such Holder in the Partnership’s stock transfer records with copies, so long as Brookfield owns any Registrable Units, to Brookfield as provided above.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     4.2 Authority. Each of the parties hereto represents to the other that (i) it has the corporate or partnership power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

     4.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.
     4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Partnership, each Holder, and their respective successors and permitted assigns.
     4.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
     4.6 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party against whom the existence of such waiver is asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.
     4.7 Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Partnership, Brookfield (so long as Brookfield owns any Units) and the Holders of a majority of the then outstanding Registrable Units.
     4.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:
Name:	Danesh Varma
Title:	Director

BROOKFIELD ASSET MANAGEMENT INC.

By:

Name:	Alan V. Dean
Title:	Senior Vice President and Secretary